CONTACTS:
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
                 Mark A. Fauci                 Malcolm McGuire                  Anne Marie Fields
               President & CEO                CCRI Corporation           Corporate Communications
 OmniCorder Technologies, Inc.               Tel. 800-828-0406      OmniCorder Technologies, Inc.
            631-689-2649 x 102      E-mail: mmcguire17@cox.net                 631-689-2649 x 216

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                    OMNICORDER COMPLETES $7.8 MILLION FUNDING

    FUNDING COINCIDES WITH A REVERSE ACQUISITION AND PUBLIC

                               TRADING OF SHARES


EAST SETAUKET, NEW YORK, DECEMBER 19, 2003, OmniCorder Technologies, Inc. today announced the closing of a private placement totaling $7.8 million and the simultaneous reverse acquisition by Promos, Inc., a publicly traded company, which will succeed to and operate the business of OmniCorder as its sole line of business. The combined entity will operate under the corporate name OmniCorder Technologies, Inc. and its shares will be quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol PMOS.OB. The company intends to list its shares on the American Stock Exchange once the necessary filing requirements are met.

     Mark A. Fauci, President and CEO of OmniCorder, commented: "The implementation of this transaction provides OmniCorder with the resources to advance the commercialization strategy of its BioScanIR(R) System, which we began earlier this year, and allows us to expand these plans and move forward more aggressively both in the United States and abroad."

     Mr. Fauci added, "We will continue to work towards enhancing shareholder value in the months and years ahead as we build OmniCorder into a leading medical technology company that transforms world-class military and aerospace technology into life-saving and cost-saving medical products."




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ABOUT THE BIOSCANIR(R) SYSTEM

     The Company's BioScanIR(R) System, which is available commercially in the U.S. and Europe, detects diseases that affect changes in blood perfusion by detecting minute changes in the pattern of infrared photon emissions over time. The detector technology used in the system, known as a Quantum Well Infrared Photodetector (QWIP), was originally developed for the U.S. Department of Defense's Ballistic Missile Defense Initiative. The Company owns an exclusive, worldwide license to use the technology for biomedical applications. OmniCorder believes that the BioScanIR(R) System will improve disease detection and disease management capabilities in many vascular and cancer medical applications. Both cancer and vascular disease are associated with abnormal blood flow in tissues and organs.

ABOUT OMNICORDER TECHNOLOGIES, INC.

     OmniCorder Technologies is headquartered in East Setauket, NY. It is a leading developer of medical imaging applications using advanced infrared focal plane arrays. OmniCorder provides imaging technology for clinicians and researchers for drug discovery, disease detection and disease management applications.

     OmniCorder's mission is to improve the quality and cost-effectiveness of healthcare services and research through identifying, acquiring and adapting military and aerospace technology for biomedical applications.

     To learn more about OmniCorder Technologies, Inc., you can access its website to view the company's history, management profiles, product information, news releases and SEC filings at www.omnicorder.com, or contact Anne Marie Fields, (631) 689-2649, extension 216.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, the ability of the


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Company to develop effective new products and receive governmental approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's filings with the U.S. Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.